Exhibit 10.1
Stock Transfer Contract

Entered by

China Direct Industries, Inc. and its wholly owned subsidiary company
CDI China, Inc.
(Party A)

And

Beauty East International Ltd. Shareholder Kong Tung and Hui Dong
 (Party B)

May 6, 2011

Table of Contents

Preface	3
1. Parties in the Contract	3
2. Transaction Target	4
3. Transaction Price and Payment	6
4. Transaction Process and Delivery	6
5. Business Operations	7
6. Confidentiality	7
7. Breach of Contract	8
8. Force Majeure	8
10 Miscellaneous Provisions	10

Stock Transfer Contract

This contract (the “Contract”) was entered by and between the following parties at Taiyuan China, on May 6, 2011among CDI China, Inc. a Florida corporation established and existing under the laws of U.S. , also a wholly owned subsidiary company of China Direct Industries, Inc. (NASDAQ:CDII), with its registered address at 431 Fairway Drive, Suite 200, Deerfield Beach, FL 33441 (hereinafter referred to as “Party A” or “CDI China”); and Mr. Kong Tung and Mr. Hui Dong regarding 100% interest of Beauty East International Ltd. ( “Beauty East”, a Hong Kong registered company with its registered address at Flat/RM A1 22/F Cheuk Nang Plaza, 250 Hennessy Road, Wanchai, HK. China) (hereinafter referred to as “Party B” or “Transfor”, among which Mr. Kong Tung owns 50% of Beauty East interest, and Mr. Hui Dong owns the other 50%). Beauty East legally owns 48% interest in Shanxi Gu County Golden Magnesium Industry Co., Ltd. (“Golden Magnesium”).

Preface

After friendly consultations conducted in accordance with the principles of equality and mutual benefit, Party A and Party B have agreed to enter into this Contract.

Now Party A and Party B hereby agree as follows:

1.	Parties in the Contract

1.1 Profiles of Party A and Party B in the Contract
Parties in the Contract are as follows:
(a) Party A: CDI China, Inc. a Florida corporation established and existing under the laws of U.S. with its registered address at 431 Fairway Drive, Suite 200, Deerfield Beach, FL 33441  U.S.A. Authorized Representative of Party A:
Name:  Yuejian Wang
Title： President
Nationality: U.S. Citizen

(b) Party B:
Mr. Kong Tung,                                Hong Kong ID Number: P545316 (3)
Home address: 38 Pokfulam Bel-Air Road, Bel-Air Bay 2, Block 7, 38th Floor, Room B, Hong Kong, China.
Mr. Hui Dong,                                Hong Kong ID Number: R610883(A)
Home Address:  South Horizons, Ap Lei Chau G, 27th Floor, Room 31, Hong Kong, China.

The above-mentioned Party B owns 100% interest of Beauty East International Ltd., a Hong Kong registered company with its registered address at Flat/RM A1 22/F Cheuk Nang Plaza, 250 Hennessy Road, Wanchai, HK., China. Mr. Hui Dong authorized Mr. Kong Tung as the Authorized Representative of Party B:
Name: Kong Tung
Title: Legal Representative of Beauty East

Nationality: Hong Kong, China                                                                               ID Number: P545316 (3)

1.2	Replacement of Authorized Representatives of Parties
Each Party has the right to replace its own legal person or authorized representative. If the replacement occurs, the Party shall notice the other two Parties the name, title, and nationality of its new legal person or authorized representative in a timely manner.

2.	Transaction Target

2.1 Basic information of the Target Company owned by the Transferor
Transferor hereby agrees that Beauty East was formed under the Laws of the Hong Kong Company Law and other relevant regulations as well as provisions of such Agreement, The company’s legal representative is Kong Tung.

2.2 Name of the company owned by the transferor
The name of the Target Company is Beauty East International Ltd.,

2.3 Registered Address of the Target Company owned by the transferor
The registered address of the Target Company is Flat/RM A1 22/F Cheuk Nang Plaza, 250 Hennessy Road, Wanchai, HK. China.

2.4 Registration Information of the Target Company
The registered capital of the Target Company is HK$10,000. The business license number is 499519. The Target Company has two shareholders Kong Tung and Hui Dong (individually owns 50% of the company interest).  The Target Company does not have any other options, warranties, and other Contract, plan, and commitment regarding its shares.  The Target Company does not have any contractual obligations regarding shares repurchase, shares re-subscription and other debt, loan and interment etc. The Target Company does not have any subsidiaries and branches. Party B legally hold the shares of the Target Company which have been issued, granted and paid, including the pledge, or pending legal proceedings have been determined, losses, judgments, fines, damages, interest and damages, etc., without any false statement or omission or misstatement

2.5  Long-Term Investment in Golden Magnesium by Beauty East
Beauty East’s long term investments were made in Shanxi Gu County Golden Magnesium Co., Ltd. ("Golden Magnesium") whereby it acquired a 48% ownership in Golden Magnesium. After Golden Magnesium increased its registered capital, the current total registered capital is RMB69, 417,600, retained earnings (unaudited adjusted) is RMB13, 206,151.05, the transfer amount is 48% of the net assets.

The following is the list of the current owners of 100% of the ownership interests in Golden Magnesium:

Name	Investment Amount	Ownership Interest
Beauty East International Ltd.	RMB 33,320,448	48%
Asia Magnesium Corp., Ltd.	RMB 36,097,152	52%

   Note: Asia Magnesium Corp., Ltd. is a wholly owned subsidiary of CDI China, Inc.

Except as set forth above, there are no options, subscriptions or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by Golden Magnesium relating to ownership of an equity interest in Golden Magensium to issue or sell any ownership interest or options, warrants, convertible securities, subscriptions or other equity interests in the Golden Magnesium.  There are no outstanding contractual obligations of to repurchase, redeem or otherwise acquire any ownership interest in Golden Magnesium or make any other distribution in respect thereof or to provide funds to, or make any investments (in the form of a loan, capital contribution or otherwise). Golden Magnesium does not have any subsidiaries.

The Target Company’s ownership interests in Golden Magnesium listed in the table above is duly authorized, validly issued, fully paid and non assessable and each such interest owned by the person or entity listed above is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Target Company’s interest in Golden Magenium’s voting rights, charges and other encumbrances of any nature whatsoever.

2.6 Limited Liability Company
Beauty East is formed as a limited liability company. Party B shall assume all liabilities to its existing or possible creditors against its assets.

2.7 Applicable Hong Kong Laws
Beauty East is a separate legal entity under Hong Kong laws. Beauty East is under both the jurisdiction and protection of applicable Hong Kong laws. The conduct of Beauty East shall abide by applicable Hong Kong laws.

2.8 Party A will acquire one hundred (100%) percent interest in Beauty East. Once completed, the ownership interests in Beauty East will be as follows:

Name	Ownership Interest
CDI China, Inc.	100%
Note: CDI China, Inc. is a wholly owned subsidiary of China Direct Industries, Inc. (NASDAQ: CDII)

2.9	Once the acquisition is completed, the ownership interests in Golden Magnesium will be as follows:

Name	Ownership Interest
Beauty East International Ltd.	48%
Asia Magnesium Corp., Ltd.	52%

3.	Transaction Price and Payment

3.1           Party A shall acquire 100% of Party B’s interest in the Target Company (the “Acquired Interest”). The purchase price shall be based on 48% of Golden Magnesium’s net shareholder equity as set forth on Golden Magnesium’s Balance Sheet as of March 31, 2011. The purchase price RMB 39,659,400.50, is also known as “Purchase Price”, payable as set forth in Section 3.2 below. Party A agrees to purchase the Acquired Interest at the Purchase Price. Upon closing of the transaction, Party A will own and hold one hundred percent (100%) equity ownership in Beauty East, and indirectly own forty-eight percent (48%) equity ownership in Golden Magnesium. The foreign exchange rate for purposes of this Agreement will be based on the exchange rate announced by Bank of China on the date this Agreement is signed.

3.2 Payment
3.2.1 Party A agrees to pay with unregistered shares of CDII’s common stock (the “CDII Shares”) made in two payments as follows:

3.2.1 (1) Within 10 business days after signing this Agreement, Party A shall pay Party B with the CDII Shares equal to RMB 19,829,700.25 and the CDII stock price of USD $1.25 per share.

3.2.1 (2) Within 10 business days after the completion of the conditions set forth in Section 4.2, 4.3, Party A shall pay Party B with the CDII Shares equal to RMB 19,829,700.25 and the CDII stock price of USD $1.25 per share.

4.	Transaction Process and Delivery

4.1 Initial Payment

Both Parties agree that, within 10 business days after the Contract is signed by both Parties, Party A shall pay the amount of USD equivalent to RMB19,829,700.25 to Party B by transferring the CDII Shares based on a stock price of USD $1.25 per share.

4.2 Title Transfer

When Party B receives the initial payment, Party B shall complete the title transfer of the Acquired Interest within 60 days and formally provide the relevant certificate of equity ownership to Party A. The certificate of equity ownership and title transfer process referred to herein includes but is not limited to the Hong Kong Stock Rights Record proof documents of Beauty East, and Party B’s other obligations under this Contract (the “Post Closing Title Transfers”).

Party B is responsible for all the cost associated with the Post Closing Title Transfers. In addition, Party B shall cooperate with Party A in Party A’s efforts to complete a valid transfer of the Acquired Interest. The Seller will be responsible for any income or other taxes owed by the Company or required by all applicable laws, statutes, regulations or orders of any HK Governmental Authority in connection with Company’s operation prior to the date of this Agreement and in connection with the transfer of the Shares (“Taxes”).

4.3 Within 10 days after Party B cooperating with Party A on completing the Acquired Interest transfer, Party A shall pay Party B with the CDII Shares equivalent to RMB19,829,700.25 and a CDII stock price ofUSD $1.25 per share.

4.4 The exchange rate for the purchase price in this Agreement, unless otherwise specified, shall all be in accordance with the U.S. Dollar exchange middle rate by Bank of China.

4.5 After signing this Agreement, Party B confirms to be responsible for all labor issues of Beauty East before the signing date of this Agreement, that is termination of employment contract with relevant employees and Party B is responsible for the related compensation.

4.6 After signing this Agreement, Party B confirms to transfer all Beauty East financial information and assets list (if any).

5.	Business Operations

Once the acquisition is completed, Beauty East shall have three directors: Mr. Kong Tung, Mr. Yuwei Huang, and Mr. Yuejian Wang. Mr. Kong Tung shall serve as the Chairman.

6.	Confidentiality

6.1 Confidentiality
Prior to entering into this Contract and during the term, one party ("Disclosing Party") has or may from time to time disclose confidential information to the other party ("Recipient"). During the term of this Contract and the subsequent two (2) years, the Recipient must:
(a) keep the confidentiality of confidential information;
(b) not use confidential information for the purposes other than the ones explicitly defined by the Contract;
(c) limit the disclosure of the confidential information to the employees and agents (including attorneys, accountants, bankers and consultants) necessary to evaluate the transaction, and they must have signed the written Nondisclosure Contract (whose provisions shall not be less stringent than the provisions of section 6 (collectively, "Permitted Exposure Party”).

6.2 Exceptions
The provision of section 6.1 above shall not apply to information that:

(a)	Can be shown to be known by the Recipient by written records made prior to disclosure by the disclosing party;
(b)	Is or becomes public knowledge otherwise than through the Recipient’s breach of this Contract; or
(c)	Was obtained by the Recipient from a third party having no obligation of confidentiality with respect to such information.

6.3Rules
Each party shall formulate rules and regulations to inform its directors, senior staff, and other employees, and those of their affiliates of the confidentiality obligation set forth in this section.

7.	Breach of Contract

7.1 Remedies for the Breach of Contract
Except as otherwise provided in other provisions of the Contract, if one party (“breaching party”) does not perform under the Contract any one of the major obligations or fundamentally breaches the Contract, the other party “injured party” may:
(a)
Issue written notice to the breaching party explaining the nature and the scope of the breach and require the breaching party to compensate at their own expenses during a period of no less than 20 days as specified in the notice ( but the breaching party shall not be granted a remedy period if it makes any untrue and inaccurate representations and warranties or violate any other provision of this Contract), and

(b)
If the breaching party fails to remedy during the cure period (or, if not granted such remedy period, then any time after such breach), the injured party may directly file claims for foreseeable loss caused by the breach.

7.2 Limitation of Liability
Under any circumstance, the total accumulated loss, damage or compensation shall be up to a maximum of the total purchase amount of this transaction or equal RMB amount, except that the violation of the confidentiality obligation or infringement of intellectual property rights.

8.	Force Majeure

8.1 Definition of Force Majeure
Force Majeure shall mean all events which are beyond the control of the parties to this Contract, and which are unforeseen, unavoidable or insurmountable, and which prevent total or partial performance by either of the parties. Such events shall include earthquakes, typhoons, flood, fire, war, strikes, riots, acts of governments, changes in law or the application thereof or any other instances which cannot be foreseen, prevented or controlled, including instances which are accepted as Force Majeure in general international commercial practice.

8.2 Consequences of Force Majeure

(a)
If an event of Force Majeure occurs, a party’s contractual obligations affected by such as an event under this Contract shall be suspended during the period of delay caused by the Force Majeure and shall be automatically extended, without penalty or liability, for a period equal to such suspension.

(b)
The party claiming Force Majeure shall promptly inform the other parties in writing and shall furnish within fifteen (15) days thereafter sufficient proof of the occurrence and duration of such Force Majeure. The party claiming force Majeure shall also use all reasonable endeavors to terminate the Force Majeure.

(c)
In the event of Force Majeure, the parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable endeavors to minimize the consequences of such Force Majeure.

9.	Dispute Resolution

9.1 Friendly Consultations
In the event of any dispute, controversy or claim arising out of or relating to this Contract, or the breach, termination or invalidity hereof (“dispute”), the parties shall attempt in the first instance to resolve such dispute through friendly consultations.

9.2 Arbitration
(a)
In the event such dispute is not resolved through consultations within sixty (60) days after the date such consultations were first requested in writing by a party, then any party may submit the dispute for arbitration in Beijing before the China International Economic and Trade Arbitration Commission (“CIETAC’) in accordance with CIETAC Arbitration Rules then in force.

(b)
The arbitration tribunal shall consist of three arbitrators, one appointed by each party and, if either of the parties fails to appoint an arbitrator within the time specified in the Arbitration Rules, the Chairman of CIETAC shall make such appointment.

(c)
A third arbitrator (the “Presiding Arbitrator”) shall be appointed by Contract between the parties, and if the parties fail to jointly appoint the Presiding Arbitrator within the time specified in the Arbitration Rules, the Chairman of CIETAC shall make such appointment.

(d)
All costs of arbitration (including but not limited to arbitration fees, costs of arbitrators and legal fees and disbursements) shall be borne by the losing party, unless otherwise determined by the arbitration tribunal.

(e)	The arbitration proceedings shall be conducted in Chinese.

9.3	Procedural Compliance

The parties undertake:
(a)	to comply strictly with the time limits specified in the Arbitration Rules for the taking of any step or the performance of any act in or in connection with any arbitration; and
(b)
to comply with and to carry out, in full and without delay, any procedural orders(including, without limitation to, any interim measures of protection ordered) or any award (interim or final) made by the arbitral tribunal.

9.4 Enforcement of the Arbitration
Each of the parties irrevocably:
(a)	agrees that any arbitration result shall be final and binding on both parties;
(b)
undertakes that it will execute and perform the arbitral award fully and without delay. In the event of judicial acceptance and an order of enforcement, each party expressly waives all rights to target thereto, including any defense of sovereign immunity and any other defense based on the fact or allegation that it is an agency or instrumentality of a sovereign state; and

(c)
waives any rights which it may have to contest the validity of the arbitration agreement set forth in this section or the jurisdiction of the relevant arbitration institution to hear and to determine any arbitration begun.

   When any dispute occurs and is the subject of friendly consultations or arbitration, the parties shall continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Contract.

9.5 Governing Laws
The legal force, interpretation and implementation of this Contract are governed by the laws of Hong Kong.

10.	Miscellaneous Provisions

10
10.1	Binding Effect
This Contract is made for the benefit of the parities hereto and their respective lawful successors and Party A and is legally binding on them.

10.2 Amendment
This Contract shall not be changed verbally, but only by a written instrument signed by the parties; if applicable laws states otherwise, then written consents and the approval from related approving authorities are required before amending this contract.

10.3 Confidentiality of this Contract
The existence of this Contract, as well as its contents, shall be deemed to fall within the scope of confidential information and subject to section 6, and shall not be disclosed in whole or in part to any person or entity, except (i) to permitted disclosure parties, (ii) to authorized securities regulators or exchanges in accordance with applicable laws or the relevant rules of the securities exchange to which the party in question is subject, (iii) to officials in relevant government departments pursuant to the requirements of applicable laws, (iv) in order to fulfill any conditions precedent to the effectiveness of this Contract or (v) for the purpose of the performance by a party of its obligations or exercise of its rights hereunder or relating hereto, or (vi) for the purpose for the business of the Target Company .
The Contract is made up of a Chinese version and an English Version. If content expression in the Contract is ambiguous, the Chinese Version supersedes.

10.4 Notification

 (a) Any notice or written communication provided for in this Contract by either party to the other, including but not limited to any and all offers, writings, or notices to be given hereunder, shall be made in Chinese with English translation (if the English translation is ambiguous, Chinese version prevails) and delivered:

  (i) by hand;
(ii) by courier service delivered letter, or
(iii) by fax.

(b) Notices shall be deemed to have been delivered at the following times:
(i) If by hand, on reaching the designated address and subject to return receipt or other proof of delivery;
(ii) If by courier, the fifth business day after the date of dispatch, and
(iii) If by fax, upon the next business day following the date marked on the confirmation of transmission report by the sender’s fax machine, indicating completed uninterrupted transmission to the relevant facsimile number.

(c) During the term, each party may change its particulars for receipt of notices at any time by notice given to the other party.

Party A:
CDI China, Inc.
Mailing Address: 431 Fairway Drive, Suite 200, Deerfield Beach, FL 33441, USA
Fax Number: 954-363-7320
Attention to:

Party B:
Beauty East International Ltd.
Mailing Address: Flat/RM A1 22/F Cheuk Nang Plaza, 250 Hennessy Road, Wanchai, HK China
Fax Number: 852-2838-8144
Attention to: ________________________________

 10.5 Severability
 The Invalidity of any provision of this contract shall not affect the validity of any other provision of this contract.

10.6  Entire Contract
 This Contract and the Schedules and Annexes hereto constitute the entire Contract between the parties hereto with respect to the subject matter of this Contract and supersede all prior discussions, negotiations and Contracts between them.

10.7  Waiver
 Either party’s failure to exercise or delay in exercising any right, power or privilege under this Contract shall not operate as a waiver thereof, and any single or partial exercise of any right, power or privilege shall not preclude the exercise of any other right, power or privilege.

10.8 Further Endeavors
 A party shall, at any time, upon the request of the other party, sign (or facilitate the third party to sign) and procure (or facilitate the third party to procure) the execution of such documents, Contracts, contracts or deeds.

10.9  Target company Bylaws
 If there are discrepancies between the Target Company’s Bylaws and this Contract, this Contract supersedes.

10.10 Text

This Contract shall have 10 copies of the original Chinese version, and 10 copies of original English version. Both versions shall have the same legal effect. If the English translation is ambiguous, the Chinese version prevails.

Both parties have, on May 6, 2011, as indicated on the front page of this contract, in the People’s Republic of China, through their authorized representative, signed this contract.

Party A:
CDI China, Inc.

Signature: /s/ Yuejian (James) Wang
Printed Name: Yuejian (James) Wang
English Name: Yuejian (James) Wang
Title: President
Nationality:
Date: May 6, 2011

Party B:

    Kong Tung, Shareholder of Beauty East International Ltd.
Signature: /Kong Tung
Printed Name: Kong Tung
English Name: Kong Tung
Title:
Nationality:
Date: May 6, 2011

Hui Dong, Shareholder of Beuaty East International, Ltd.

Signature: /s/ Hui Dong
Printed Name: Hui Dong
English Name: Hui Dong
Title:
Nationality:
Date: May 6, 2011